Baker Hostetler

Baker&Hostetler LLP

12100 Wilshire Boulevard
15th Floor
Los Angeles, CA 90025-7120

T 310.820.8800
F 310.820.8859
www.bakerlaw.com

Jeffrey P. Berg
direct dial: 310.820.8800
jberg@bakerlaw.com

January 23, 2008

Terri Nutter
Vineyard Bank
SBA Department
7676 Hazard Center Drive, Suite 201
San Diego, California 92108

Re: *EV Rental Cars, LLC – Forbearance Agreement*

Dear Ms. Nutter:

On behalf of EV Rental Cars, LLC (the "Borrower") we refer to the following agreements, all dated January 16, 2006: (1) the Business Loan Agreement (the "Loan Agreement") between the Borrower and Vineyard Bank (the "Lender"); (2) the Commercial Security Agreement between the Borrower and Lender (the "Commercial Agreement"); (3) the U.S. Small Business Administration Note executed by the Borrower in favor of the Lender (the "Note"); and (4) the U.S. Small Business Administration Standby Creditor's Agreement (the "Creditor's Agreement") (the Loan Agreement, the Commercial Agreement, the Note, the Creditor's Agreement and any and all related instruments and documents executed in connection therewith, are collectively referred to in this waiver letter as the "SBA Agreements"). Capitalized terms not otherwise defined in this letter shall have the meanings set forth in the Loan Agreement.

The Borrower intends to enter into a proposed transaction (the "Reorganization"), by which TC X Calibur, Inc., a publicly-traded Nevada corporation ("TCXC"), will exchange shares of its common stock for all of the issued and outstanding limited liability company interests of the Borrower. On the closing of the Reorganization (the "Closing"), the Borrower will become a wholly-owned subsidiary of TCXC. The current members of the Borrower will become the majority owners of TCXC following the completion of the Reorganization. The most recent draft of the Agreement and Plan of Merger (the "Merger Agreement"), which will govern this proposed transaction, is attached hereto as Exhibit "A".

The Borrower is also in negotiations to obtain a bridge loan through the sale of convertible debentures and common stock purchase warrants of TCXC (the "Bridge Loan"). The Bridge Loan will be for a minimum of $1,450,000 and a maximum of $2,000,000 of convertible debentures, and will close on the same date as the Closing of the Reorganization. Kingsdale Capital Markets (USA) Inc. ("Kingsdale") will serve as

the Placement Agent for the Bridge Loan. The Bridge Loan term sheet, together with all exhibits thereto, is attached hereto as Exhibit "B".

After the Closing of the Reorganization, the Borrower intends acquire, in separate transactions, several other car rental companies (the "Proposed Acquisitions"). Once the terms of the Proposed Acquisitions have been negotiated, but before their completion, the Borrower intends to enter into a commitment letter with Kingsdale to raise up to an additional $25,000,000 to finance the Proposed Acquisitions (the "Proposed Financing"). A draft of the proposed commitment letter with Kingsdale is attached hereto as Exhibit "C".

In order to complete Reorganization, Bridge Loan, Proposed Acquisitions and the Proposed Financing described above (collectively, the "Transactions"), the Borrower requires Lender's agreement to the forbearance as described below.

Forbearance Agreement

The Borrower would be in default of the SBA Agreements if it reorganizes, mergers, consolidates or otherwise changes ownership or business structure without the Lender's prior written consent (see the Note, paragraph 4(L)). Borrower has requested that Lender: (i) consent to the Transactions; and (ii) confirm that the SBA Agreements will remain in full force and effect, in accordance with their terms, after the consummation of the Transactions and that the consummation of the Transactions will not be a default thereunder. In response to Borrower's requests, Lender agrees that as long as Borrower (or its successor by merger) does not default under the SBA Agreements, beyond any applicable notice and/or cure periods, that the Lender will forbear from declaring a default under the SBA Agreements as a result of the Transactions.

Such forbearance will continue for a period of six (6) months from the date of the Closing. During such six (6) month period, Borrower will submit to Lender such documentation and information as Lender may require to evaluate whether Lender will allow the SBA Agreements to be assigned to and assumed by TCXC, and if so, on what terms. If Lender declines to allow such assignment and assumption on terms acceptable to Borrower and TCXC, then Borrower shall have a period of ninety (90) days after receipt of notice from Lender that it has declared a default under the SBA Agreements to pay off the indebtedness to Lender in full. Lender expressly reserves all other rights.

Kindly confirm the foregoing by signing below.

Sincerely,

Jeffrey P. Berg, Esq.
of Baker & Hostetler LLP

January 23, 2008
Page 3

<u>Confirmed and Agreed:</u>

Vineyard Bank

By:______________________________
Date:____________________________
Name:
Title:

SBA Form 327 - Loan [illegible] # 01
[illegible]
[illegible] ☑ [illegible] Bank/CDCs
[illegible]
[illegible] 1/24/08
[illegible] of Supervisory Loan [illegible]
☑ Approved ☐ Declined
[illegible] 1/24/08
[illegible] to the Authorization and Loan Agreement
[illegible]

Confirmed and Agreed:

Vineyard Bank

By: [signature]
Date: 1/24/08
Name: Terri Nutter
Title: Vice President, Portfolio Manager